As filed with the Securities and Exchange Commission on December 29, 2025.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Medicus Pharma Ltd.
(Exact name of registrant as specified in its charter)

Ontario, Canada	98-1778211
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

300 Conshohocken State Rd., Suite 200

W. Conshohocken, PA 19428

Telephone: (610) 636-0184

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Dr. Raza Bokhari
Medicus Pharma Inc.

300 Conshohocken State Road, Suite 200

Conshohocken, PA 19428

Telephone (610) 540-7515

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Christopher J. Cummings
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY
10019-6064
Telephone: (212) 373-3000
Facsimile: (212) 757-3990

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

  a base prospectus that covers the potential offering, issuance, and sale from time to time of our common shares, preferred shares, subscription rights, units and warrants in one or more offerings with a total value of up to $100,000,000; and

  a sales agreement prospectus covering the potential offering, issuance, and sale from time to time of our common shares having an aggregate gross sales price of up to $15,349,674 pursuant to a sales agreement with Maxim Group LLC and Yorkville Securities, LLC.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus, other than the common shares offered pursuant to the sales agreement, will be specified in a prospectus supplement to the base prospectus. The specific terms of the securities to be offered pursuant to the sales agreement are specified in the sales agreement prospectus that immediately follows the base prospectus. The common shares that may be offered, issued and sold by us under the sales agreement prospectus is included in the $100,000,000 of securities that may be offered, issued and sold by us under the base prospectus. In the event of the termination of the offering of common shares under the sales agreement prospectus, any portion of the $15,349,674 aggregate offering price for the common shares covered by the sales agreement prospectus that is not sold pursuant to the sales agreement prospectus will be available for sale in other offerings pursuant to the base prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated December 29, 2025

PROSPECTUS

$100,000,000

Common Shares
Preferred Shares

Subscription Rights

Units

Warrants

By this prospectus and an accompanying prospectus supplement, we may from time to time offer and sell, in one or more offerings, up to $100,000,000 in any combination of common shares, preferred shares, subscription rights, units or warrants.

We will provide you with more specific terms of these securities in one or more supplements to this prospectus. We may also authorize one or more free-writing prospectuses to be provided to you in connection with these offerings. You should read this prospectus and any applicable prospectus supplement or free writing prospectus, as well as any documents incorporated by reference carefully before you invest.

We may offer these securities from time to time in amounts, at prices and on other terms to be determined at the time of offering. We may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common shares and public warrants, with an exercise price of $4.64 and expiration date of November 15, 2029 (the “Public Warrants”) are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbols “MDCX” and “MDCXW”, respectively. On December 26, 2025, the closing price of our common shares as reported by Nasdaq was $1.57 per share and the closing price of our Public Warrants as reported by Nasdaq was $0.81 per Public Warrant.

As of December 22, 2025, the aggregate market value of our outstanding common shares held by non-affiliates was approximately $46 million, which we calculated based on 25,114,144 outstanding common shares as of December 22, 2025, of which 18,643,329 shares were held by non-affiliates, and a price per share of $2.47, which was the closing price of our common shares on October 30, 2025. We have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar-month period that ends on and includes the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell, pursuant to the registration statement of which this prospectus forms a part, securities with a value exceeding one-third of the aggregate market value of our outstanding common shares held by non-affiliates in any 12-month period, so long as the aggregate market value of our outstanding common shares held by non-affiliates remains below $75.0 million.

An investment in our securities involves a high degree of risk. See "Risk Factors" on page 10 of this prospectus for more information on these risks.

Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the SEC using a "shelf" registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more primary offerings, up to the maximum aggregate dollar amount $100,000,000.

This prospectus provides you with a general description of the securities which may be offered. Each time we offer securities for sale, we will provide a prospectus supplement that contains specific information about the terms of that offering. Any prospectus supplement may also add or update information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under "Where You Can Find More Information" and "Information Incorporated by Reference."

The registration statement that contains this prospectus (including the exhibits thereto) contains additional important information about us and the securities we may offer under this prospectus. Specifically, we have filed certain legal documents that establish the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file certain other legal documents that establish the terms of the securities offered by this prospectus as exhibits to reports we file with the SEC. You may obtain copies of that registration statement and the other reports and documents referenced herein as described below under the heading "Where You Can Find More Information."

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, unless otherwise indicated or the context otherwise requires, references to "we," "us," "our," the "Company" and "Medicus" refer to the consolidated operations of Medicus Pharma Ltd. and its subsidiaries.

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

This prospectus, including the information incorporated by reference herein, contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus and documents incorporated by reference in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies' trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of them by, any other companies.

MARKET, INDUSTRY AND OTHER DATA

This prospectus, including the information incorporated by reference herein, contains estimates, projections and other information concerning our industry, our business, and the markets for certain products and services, including data regarding the estimated size of those markets and their projected growth rates. Information that is based on estimates, forecasts, projections or similar methodologies is based on a number of assumptions and is inherently subject to uncertainties, including those described in "Risk Factors" and elsewhere in this prospectus and documents incorporated by reference in this prospectus, and actual events or circumstances may differ materially from events and circumstances reflected in this information. You are cautioned not to give undue weight to such estimates, projections and other information.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein include forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included or incorporated by reference in this prospectus regarding our strategy, future operations, regulatory process, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements. The words "believe", "anticipate", "intend", "expect", "target", "goal", "estimate", "plan", "assume", "may", "will", "predict", "project", "would", "could" and similar expressions or the negative of such terms are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

The forward-looking statements included or incorporated by reference in this prospectus include, but are not limited to, statements about:

  our financial results, including our ability to continue as a going concern, generate earnings and achieve and sustain profitability, which may vary significantly from forecasts and from period to period;

  the progress, timing and completion of our research, development and preclinical studies and clinical trials for our products and product candidates;

  our ability to successfully integrate Antev Limited ("Antev") into our business and operations, successfully develop Teverelix (as defined herein) and realize the benefits currently anticipated from the transaction;

  our ability to market, commercialize, achieve market acceptance for and sell our products and product candidates;

  our ability to develop, manage and maintain our direct sales and marketing organizations;

  our estimates regarding anticipated operating losses, future revenues, capital requirements and our needs for additional financing;

  market risks regarding consolidation in the healthcare, pharmaceutical and biotech/life sciences industry;

  the willingness of healthcare providers to purchase our products if coverage, reimbursement and pricing from third party payors for procedures using our products significantly declines;

  our ability to adequately protect our intellectual property and operate our business without infringing upon the intellectual property rights of others;

  the market price of our securities may be volatile and fluctuate substantially, which could cause the value of your investment to decline;

  the fact that product quality issues or product defects may harm our business;

  any product liability claims; and

  the regulatory, legal and certain operating risks that our operations subject us to.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus and in the documents incorporated by reference herein, particularly the factors described in the "Risk Factors" section of this prospectus and the factors under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2024 (the "Annual Report"), incorporated by reference herein, that could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments that we may make.

You should read this prospectus and the documents incorporated by reference herein, completely and with the understanding that our actual future results may be materially different from what we expect. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties and assumptions about us, including those listed in the section of this prospectus entitled "Risk Factors", in the section entitled "Risk Factors" in our Annual Report and in our other filings which are incorporated by reference herein.

Any forward-looking statement made by us is based on information available to us at the time of such statement and speaks only as of the date on which it was made. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

OUR BUSINESS

This is only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus and any accompanying prospectus supplement and any other offering materials, together with the additional information described under the heading "Where You Can Find More Information."

The Company

We are a clinical-stage, multi-strategy, life science and biotech company focused on investing in and  accelerating the clinical development programs of novel and disruptive therapeutic assets. Currently, we are  developing two products, SkinJectTM ("SkinJectTM"), with an indication for basal cell carcinoma, and Teverelix trifluoroacetate ("Teverelix", and together with SkinJectTM, the "Products").

Through our wholly owned subsidiary, SkinJect, Inc. ("SkinJect"), we focus on the development of our in-licensed drug device combination product using novel dissolvable microneedle arrays for the treatment of non-melanoma skin cancers. Our combination product candidate is a doxorubicin tip-loaded microneedle arrays ("D-MNA") filed with the Food and Drug Administration (the "FDA") under an Investigational New Drug Application and is regulated by the Center for Drug Evaluation and Registration ("CDER"), Oncology Division.

Prior to the Company's acquisition of SkinJect, our business was undertaken by SkinJect as a stand-alone entity. References to our business as conducted at a date prior to the completion of the Business Combination (as defined below) relate to the business undertakings of SkinJect.

For information on the Business Combination, see "Corporate History and Information."

We are subject to significant risks and uncertainties, including those related to our limited operating history, our lack of historical earnings, and the fact that the Products are novel technologies for which regulatory approval might not be achieved. For more information, see "Risk Factors."

Our Strategy

Our principal purpose is to advance the clinical development program of the Products, which include SkinJectTM a novel, minimally invasive treatment for basal cell carcinoma and potentially other common forms of non-melanoma skin cancer and Teverelix, a next generation gonadotrophin-releasing hormone ("GnRH") antagonist that is a potentially first in market product for cardiovascular high-risk prostate cancer patients and patients with first acute urinary retention ("AUR") episodes due to enlarged prostate. We also seek to opportunistically identify, evaluate and acquire accretive assets, properties or businesses.

SkinJectTM is considered an Investigational New Drug ("IND") by the FDA. In January 2024, we submitted to the FDA a Phase 2 IND clinical protocol to non-invasively treat basal cell carcinoma of the skin using the Product. The clinical protocol was updated in July 2024.

We may also trial SkinJectTM on other forms of skin cancer beyond basal cell carcinoma. Specifically, it may be trialed against squamous cell carcinoma, cutaneous T-cell lymphoma, as well as pre-cancerous lesions, among other clinical indications, subject to the Company having the capital resources available to do so, without any need to amend or expand the scope of the Company's existing licenses.

In addition, our business strategy includes the opportunistic acquisition of other accretive clinical stage life sciences and biotechnology companies. For example, in August 2025, we acquired 98.6% of the issued and outstanding shares of Antev, a UK-based late clinical-stage drug development company which is developing Teverelix.

Our Strengths

Our key competitive strengths include:

  A senior management team, led by Dr. Raza Bokhari, that has deep experience in medicine and pharmaceutical science as well as a proven track record in business development and entrepreneurship.

  Successful completion of a Phase 1 study of SkinJectTM.

  Potential to treat a range of other common non-melanoma skin cancers as well as pre-cancerous lesions.

  Potential for Teverelix to be a first in market product for cardiovascular high-risk prostate cancer patients and patients with first AUR episodes due to enlarged prostate.

Corporate Structure

An organizational chart showing our basic corporate structure is set forth below (SkinJect and Medicus Pharma Inc. are 100% owned and Antev is 98.6% owned by Medicus Pharma Ltd.):

Corporate History and Information

Our company (formerly, Interactive Capital Partners Corporation) was incorporated pursuant to the Business Corporations Act (Ontario) on April 30, 2008 under the name Interactive Capital Partners Corporation. Prior to the Business Combination (as defined below), the Company existed as a shell company and had no business operations.

On September 29, 2023, the Company completed a business combination (the "Business Combination") with SkinJect, a company existing under the laws of Pennsylvania. The Business Combination was completed pursuant to a business combination agreement dated May 12, 2023, as amended, among the Company, SkinJect and RBx Capital, LP ("RBx"), an investment entity owned and managed by Dr. Raza Bokhari, and resulted in a reverse takeover of Interactive Capital Partners Corporation (the Company as it existed prior to the Business Combination) by the former shareholders of SkinJect, with SkinJect becoming a wholly owned operating subsidiary of the Company, and the Company being renamed "Medicus Pharma Ltd." The structure of the Business Combination is commonly used by companies seeking to become reporting issuers in Canada, as it allows the combined entity to be listed on the TSX Venture Exchange (the "TSXV") at relatively low cost while completing a concurrent equity financing. SkinJect and RBx structured the Business Combination as a reverse takeover for these reasons.

On October 11, 2023, the Company (as it exists after the Business Combination) commenced trading on the TSXV. On November 15, 2024, we completed our initial public offering in the United States and our common shares and our outstanding public warrants to purchase common shares, issued as a component of the units sold by the Company in its U.S. initial public offering with an exercise price of $4.64 and expiration date of November 15, 2029 (the "Public Warrants"), began trading on Nasdaq under the symbols "MDCX" and "MDCXW", respectively. Effective on February 21, 2025, the Company's common shares were voluntarily delisted from the TSXV. The common shares continue to be listed on Nasdaq.

On August 29, 2025, the Company completed the acquisition of 98.6% of the issued and outstanding shares of Antev, a company incorporated under the laws of England and Wales.

The Company's registered and head office is located at One First Canadian Place, 100 King Street West, Suite 3400, Toronto, Ontario M5X 1A4, Canada.

We lease U.S. office space in Conshohocken, Pennsylvania to operate the businesses of our U.S. subsidiaries, Medicus Pharma Inc. and SkinJect, Inc. We also lease office space in Weybridge, U.K. to operate the business of our subsidiary Antev.

Our website address is www.medicuspharma.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website to be part of this prospectus or in deciding whether to purchase our securities.

Recent Developments

On October 22, 2025, the Company announced the enrollment of the first patient in the SKNJCT-004 phase 2 clinical study, to non-invasively treat basal cell carcinoma ("BCC") of the skin.

On October 29, 2025, the Company announced a strategic collaboration with the Gorlin Syndrome Alliance ("GSA") to advance compassionate access to SkinJect™ for patients suffering from Gorlin Syndrome, also known as nevoid basal cell carcinoma syndrome. Under the collaboration, the Company and the GSA will jointly pursue the Expanded Access IND Program with the FDA to allow patients with multiple, recurrent, or inoperable BCCs to access SkinJect™ under physician-supervised treatment protocols.

On November 13, 2025, the Company announced that it has received full regulatory and ethical approvals in the United Kingdom to expand its ongoing Phase 2 clinical study (SKNJCT-003) evaluating D-MNA to non-invasively treat BCC.

On November 17, 2025, the Company announced that it has submitted an FDA commissioner's national priority voucher application on behalf of (SKNJCT-003) D-MNA to non-invasively treat BCC of the skin.

Effective on November 28, 2025, James Quinlan, Chief Financial Officer of the Company, resigned as an officer and an employee of the Company. Mr. Quinlan had been on a medical leave of absence since September 12, 2025. Effective on December 1, 2025, Carolyn Bonner, President of the Company as well as Acting Chief Financial Officer of the Company since September 12, 2025 in Mr. Quinlan's absence, was appointed as Chief Financial Officer of the Company. Ms. Bonner will also continue to serve as President of the Company, a role she has held since September 2023.

On December 5, 2025, we entered into a warrant inducement agreement with an institutional investor (the "Warrant Inducement Agreement"), pursuant to which the investor agreed to exercise existing warrants to purchase up to 2,680,000 of the Company's common shares issued on July 14, 2025 with an amended exercise price of $1.92 per Common Share, in consideration for receiving 4,020,000 warrants to purchase common shares with an exercise price of $2.00. In accordance with the Warrant Inducement Agreement, the investor exercised its existing warrants for cash, for gross proceeds of approximately $5.1 million to the Company.

On December 15, 2025, the Company announced that its Phase 2 clinical study (SKNJCT-003) evaluating safety and efficacy of D-MNA to non-invasively treat nodular BCC of the skin, has successfully completed enrolment of ninety (90) patients in the United States.

On December 22, 2025, the Company announced that it has entered into a non-binding letter of intent with Reliant AI Inc., a decision-intelligence company for the life sciences, specializing in generative AI, to collaborate on the development of an artificial-intelligence-powered data analytics platform designed to support clinical trial execution through data-driven insights.

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenues during our last fiscal year, we qualify as an "emerging growth company" as that term is defined in the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act"). As an emerging growth company we expect to take advantage of specified reduced reporting requirements that are otherwise applicable generally to public companies. These reduced reporting requirements include, but are not limited to:

  not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended ("Sarbanes-Oxley Act");

  reduced disclosure about our executive compensation arrangements in our periodic reports, proxy statements and registration statements; and

  an exemption from the requirements to obtain a non-binding advisory vote on executive compensation or shareholder approval of any golden parachute arrangements.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the completion of this offering. However, if certain events occur prior to the end of such five-year period, including if we become a "large accelerated filer," our annual gross revenues exceed $1.235 billion or we issue more than $1 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. As an emerging growth company, we intend to take advantage of an extended transition period for complying with new or revised accounting standards as permitted by the JOBS Act. We have elected to take advantage of certain of the reduced disclosure obligations in this prospectus and in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information in this prospectus and that we provide to our shareholders in the future may be different than what you might receive from other public reporting companies in which you hold equity interests.

Implications of Being a Smaller Reporting Company

Additionally, we are a "smaller reporting company," meaning that the market value of our common shares held by non-affiliates plus the proposed aggregate amount of gross proceeds to us as a result of this transaction is less than $700 million and our annual revenue is less than $100 million during the most recently completed fiscal year. As such, we are eligible for exemptions from various reporting requirements applicable to other public companies that are not smaller reporting companies, including, but not limited to, reduced disclosure obligations regarding executive compensation. We may continue to be a smaller reporting company as long as either (i) the market value of our common shares held by non-affiliates is less than $250 million or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our common shares held by non-affiliates is less than $700 million.

RISK FACTORS

Investing in any securities offered pursuant to this prospectus involves a high degree of risk. Please see the risk factors set forth in Part I, Item 1A of our Annual Report, Part II, Item 1A of our Quarterly Report on Form 10-Q for the period ending September 30, 2025, and in other filings we make with the SEC, which are incorporated by reference in this prospectus. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline.

USE OF PROCEEDS

Unless we state otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us in primary offerings under this prospectus and any related prospectus supplement for the development of the Products and for general corporate purposes. General corporate purposes may include working capital, acquisitions, retirement of debt and other business opportunities. Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities. We cannot estimate precisely the allocation of the net proceeds from these offerings. Accordingly, our management team will have broad discretion in the application of the net proceeds of these offerings, if any.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities sold by the Company in a primary offering under this prospectus:

  the net tangible book value per share of our equity securities before and after the offering;

  the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

  the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF THE SECURITIES THAT MAY BE OFFERED

The Company may offer common shares, preferred shares, subscription rights, units or warrants with a total value of up to $100,000,000 from time to time under this prospectus, together with any applicable prospectus supplement, at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities the Company may offer. Each time the Company offers securities, it will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

  designation or classification;

  aggregate offering price;

  original issue discount, if any;

  rates and times of payment of dividends, if any;

  redemption, conversion or exchange terms, if any;

  conversion or exchange prices, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices in the securities or other property receivable upon conversion or exchange;

  restrictive covenants, if any;

  voting or other rights, if any; and

  important U.S. federal income tax considerations.

A prospectus supplement may also add, update or change information contained in this prospectus or in documents the Company has incorporated by reference. However, no prospectus supplement will offer a security that is not described in this prospectus.

Description of Common Shares

The Company may offer common shares, which the Company may issue independently or together with preferred shares, warrants and/or subscription rights, and the common shares may be separate from or attached to such securities as a unit. See "Description of Share Capital" contained in Exhibit 4.1 to our Annual Report, filed with the SEC on March 28, 2025.

Description of Preferred Shares

Preferred shares may be offered separately or together with other securities, as the case may be. See "Description of Share Capital" contained in Exhibit 4.1 to our Annual Report, filed with the SEC on March 28, 2025.

Description of Subscription Rights

We may issue subscription rights to purchase our common shares, preferred shares or other securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

  the price, if any, for the subscription rights;

  the exercise price payable for each common share or preferred share upon the exercise of the subscription rights;

  the number of subscription rights issued to each shareholder;

  the number and terms of the common shares or preferred shares which may be purchased per each subscription right;

  the extent to which the subscription rights are transferable;

  any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

  the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

  the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

  if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights.

Description of Units

The Company may issue units comprised of one or more of the other securities described in this prospectus in any combination. A unit is typically issued so the holder thereof is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each security comprising the unit. The agreement, if any, under which a unit is issued may provide that the securities comprising the unit may not be held or transferred separately at any time or at any time before a specified date.

The particular terms and provisions of each issue of units will be described in the related prospectus supplement. This description will include, where applicable:

  the designation and aggregate number of units offered;

  the price at which the units will be offered;

  the currency in which the units are denominated;

  the terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

  any other material terms, conditions and rights of the units.

The Company reserves the right to set forth in a prospectus supplement specific terms of the units that are not within the options and parameters set forth in this prospectus. In addition, to the extent that any particular terms of the units described in a prospectus supplement differ from any of the terms described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such prospectus supplement with respect to such units.

Description of Warrants

Warrants may be offered separately or together with other securities, as the case may be. The applicable prospectus supplement will include details of the terms and conditions of the warrants being offered, including a description of the instrument under which the warrants will be offered.

The particular terms of each issue of warrants will be described in the related prospectus supplement. This description will include, where applicable:

  the number of warrants offered;

  the price at which the warrants will be offered;

  the currency or currencies in which the warrants will be offered;

  whether the warrants will be listed on any stock exchange;

  the designation and terms of the common shares and/or other securities purchasable upon exercise of the warrants;

  the date on which the right to exercise the warrants will commence and the date on which the right will expire;

  the number of common shares and/or other securities that may be purchased upon exercise of each warrant and the price at which, and currency or currencies in which, the common shares and/or other securities may be purchased upon exercise of each warrant;

  the designation and terms of any other securities with which the warrants will be offered, if any, and the number of the warrants that will be offered with each security;

  if the warrants are issued as a unit with another security, the date or dates, if any, on or after which the warrants and the related securities will be transferable separately;

  whether the warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;

  material U.S. federal income tax consequences of owning the warrants; and

  any other material terms or conditions of the warrants.

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of common shares issuable upon exercise of the warrants.

The Company reserves the right to set forth in a prospectus supplement specific terms of the warrants that are not within the options and parameters set forth in this prospectus. In addition, to the extent that any particular terms of the warrants described in a prospectus supplement differ from any of the terms described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such prospectus supplement with respect to such warrants.

PLAN OF DISTRIBUTION

We may offer and sell the securities in any one or more of the following ways:

  to or through underwriters, brokers or dealers;

  directly to one or more other purchasers;

  through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

  through agents on a best-efforts basis;

  in "at the market" offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on the Nasdaq or sales made through a market maker other than on an exchange or other similar offerings through sales agents; or

  otherwise through any other method permitted by applicable law or a combination of any of the above methods of sale.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver common shares to an underwriter, broker or dealer, who will then resell or transfer the common shares under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we may:

  enter into transactions involving short sales of the common shares by underwriters, brokers or dealers;

  sell common shares short and deliver the shares to close out short positions;

  enter into option or other types of transactions that require the delivery of common shares to an underwriter, broker or dealer, who will then resell or transfer the common shares under this prospectus; or

  loan or pledge the common shares to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us or others to settle those sales or to close out any related open borrowings of common shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of common shares. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. Any prospectus supplement will also set forth the terms of the offering, including:

  the purchase price of the securities and the proceeds we will receive from the sale of the securities;

  any underwriting discounts and other items constituting underwriters' compensation;

  any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

  any commissions allowed or paid to agents;

  any other offering expenses;

  any securities exchanges on which the securities may be listed;

  the method of distribution of the securities;

  the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

  any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us in one or more transactions:

  at a fixed price or prices, which may be changed;

  at market prices prevailing at the time of sale;

  at prices related to such prevailing market prices;

  at varying prices determined at the time of sale; or

  at negotiated prices.

Such sales may be effected:

  in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

  in transactions in the over-the-counter market;

  in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

  through the writing of options; or

  through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Unless otherwise specified in the related prospectus supplement, all securities we offer, other than common shares, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Any common shares sold pursuant to a prospectus supplement will be listed for trading on the Nasdaq or other principal market for our common shares. We may apply to list any series of preferred shares or warrants on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed for certain expenses.

Any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us for public offering and sale may engage in transactions that stabilize, maintain or otherwise affect the price of the common shares during and after the offering, but those underwriters will not be obligated to do so and may discontinue any market making at any time. Specifically, the underwriters may over-allot or otherwise create a short position in the common shares for their own accounts by selling more common shares than have been sold to them by us. The underwriters may elect to cover any such short position by purchasing common shares in the open market or by exercising the over-allotment option granted to the underwriters. In addition, the underwriters may stabilize or maintain the price of the common shares by bidding for or purchasing common shares in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if common shares previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the common shares at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the common shares to the extent that it discourages resales of the common shares. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq or otherwise and, if commenced, may be discontinued at any time.

In connection with the offering, the underwriters and selling group members may also engage in passive market making transactions in our common shares. Passive market making consists of displaying bids on the Nasdaq limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the common shares at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

We are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the common shares offered in this prospectus by any person. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to our activities.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

Any broker-dealer participating in the distribution of the common shares may be deemed to be an "underwriter" within the meaning of the Securities Act with respect to any securities such entity sells pursuant to this prospectus.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

The validity of the issuance of certain of the securities offered hereby and certain other legal matters as to Canadian law will be passed upon for us by Bennett Jones LLP, Toronto, Canada  and by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York with respect to the validity of issuance of certain securities and certain legal matters governed by U.S. law. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement.

EXPERTS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the securities was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the Company or its subsidiaries. Nor was any such person connected with the Company or any of its subsidiaries as a promoter, managing or principal underwriters, voting trustee, director, officer or employee.

The consolidated balance sheets of the Company and its subsidiaries as of December 31, 2024, and the related consolidated statements of operations and comprehensive loss, shareholders' equity, and cash flows for the year then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated by reference herein which report includes an explanatory paragraph about the existence of substantial doubt concerning the Company's ability to continue as a going concern. Such financial statements have been incorporated by reference herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated balance sheets of the Company and subsidiaries as of December 31, 2023, and the related consolidated statements of operations and comprehensive loss, shareholders' equity, and cash flows for the year then ended, have been audited by MNP LLP, independent registered public accounting firm, as stated in their report which is incorporated by reference herein.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available on the SEC's website at http://www.sec.gov. We also make available free of charge on our website at http://www.medicuspharma.com all materials that we file electronically with the SEC.

As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC's website.

INFORMATION INCORPORATED BY REFERENCE

In this prospectus, we "incorporate by reference" certain information that is filed with the SEC, which means that we can disclose important information to you by referring you to that information. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:

  our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on March 28, 2025, and the related Amendment to our Annual Report on Form 10-K, as filed with the SEC on April 30, 2025;

  our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, as filed with the SEC on May 12, 2025;

  our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025, as filed with the SEC on August 11, 2025;

  our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025, as filed with the SEC on November 14, 2025;

  our Current Reports on Form 8-K, as filed with the SEC on February 11, 2025, March 11, 2025, March 20, 2025, March 25, 2025, April 28, 2025, May 5, 2025, June 2, 2025, June 5, 2025, June 20, 2025, June 23, 2025, June 30, 2025, July 3, 2025, July 14, 2025, July 23, 2025, July 30, 2025, August 4, 2025, August 22, 2025, September 2, 2025, September 12, 2025, September 18, 2025, October 17, 2025, November 14, 2025, December 1, 2025 and December 8, 2025; and

  the description of our securities contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 28, 2025, and any amendment or report filed for the purpose of updating such description.

Additionally, all documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") from the date of this prospectus until the completion of the offering under this prospectus shall be deemed to be incorporated in this prospectus by reference. The information contained on or accessible through our website (http://www.medicuspharma.com) is not incorporated into this prospectus.

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically included or incorporated that exhibit by reference into the filing, from the SEC as described under "Where You Can Find More Information" or, at no cost, by writing or telephoning the Company at the following address:

Medicus Pharma Ltd.
Attention: Corporate Secretary
300 Conshohocken State Rd., Suite 200

W. Conshohocken, PA 19428

madesso@medicuspharma.com

You should rely only on the information contained or incorporated by reference in this prospectus, the prospectus supplement, any free writing prospectus that we authorize and any pricing supplement. We have not authorized any person, including any salesman or broker, to provide information other than that provided in this prospectus, any applicable prospectus supplement, any free writing prospectus that we authorize or any pricing supplement. We have not authorized anyone to provide you with different information. We do not take responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are not making an offer of the securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement, any free writing prospectus that we authorize, any pricing supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any applicable prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

$100,000,000

Common Shares

Preferred Shares

Subscription Rights

Units

Warrants

PROSPECTUS

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated December 29, 2025

PROSPECTUS

Up to $15,349,674

Common Shares

We have entered into an At the Market Offering Sales Agreement dated as of December 29, 2025 (the “sales agreement”) with Maxim Group LLC (“Maxim”) and Yorkville Securities, LLC (“Yorkville”) (each of Maxim and Yorkville individually an “Agent” and together, the “Agents”) relating to the sale of our common shares, no par value (the “common shares”), offered by this prospectus supplement. In accordance with the terms of the sales agreement, we may offer and sell our common shares having an aggregate offering price of up to $15,349,674 from time to time through the Agents acting as sales agents and/or principals.

Sales of our common shares, if any, under this prospectus supplement will be made in sales deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the Nasdaq Capital Market (“Nasdaq”), the existing trading market for our common shares, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or any other method permitted by law, including in privately negotiated transactions. Each Agent will use its commercially reasonable efforts to sell on our behalf all the common shares requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between the Agents and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement. We provide more information about how the common shares will be sold in the section entitled “Plan of Distribution.”

The Agents will be entitled to compensation at a fixed commission rate of 3.0% of the gross proceeds of each sale of our common shares. See “Plan of Distribution” beginning on page S-19 of this prospectus supplement for additional information regarding the compensation to be paid to the Agents. In connection with the sale of our common shares on our behalf, the Agents will be deemed to be “underwriters” within the meaning of the Securities Act and the compensation of the Agents will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Agents with respect to certain liabilities, including liabilities under the Securities Act.

Our common shares and public warrants, with an exercise price of $4.64 and expiration date of November 15, 2029 (the “Public Warrants”) are listed on Nasdaq under the symbols “MDCX” and “MDCXW”, respectively. On December 26, 2025, the closing price of our common shares as reported by Nasdaq was $1.57 per share and the closing price of our Public Warrants as reported by Nasdaq was $0.81 per Public Warrant.

As of December 22, 2025, the aggregate market value of our outstanding common shares held by non-affiliates was approximately $46 million, which we calculated based on 25,114,144 outstanding common shares as of December 22, 2025, of which 18,643,329 shares were held by non-affiliates, and a price per share of $2.47, which was the closing price of our common shares on October 30, 2025. We have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar-month period that ends on and includes the date of this prospectus supplement. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell, pursuant to the registration statement of which this prospectus supplement forms a part, securities with a value exceeding one-third of the aggregate market value of our outstanding common shares held by non-affiliates in any 12-month period, so long as the aggregate market value of our outstanding common shares held by non-affiliates remains below $75.0 million.

Investing in our common shares involves a high degree of risk. See "Risk Factors" beginning on page S-12 of this prospectus supplement and under similar headings in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Maxim Group LLC	Yorkville Securities

The date of this prospectus supplement is                                  , 2025.

TABLE OF CONTENTS

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement relates to part of a registration statement on Form S-3 that we have filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in our base prospectus included in the shelf registration statement in one or more offerings up to a total aggregate offering price of $100,000,000. The $15,349,674 common shares that may be offered, issued and sold under this prospectus supplement is included in the $100,000,000 of securities that may be offered, issued and sold by us pursuant to our shelf registration statement. In connection with such offers and when accompanied by the base prospectus included in the registration statement of which this prospectus supplement is a part, this prospectus supplement will be deemed a prospectus supplement to such base prospectus.

We provide information to you about this offering of our common shares in two separate documents: (i) this prospectus supplement, which describes the specific details regarding this offering; and (ii) the base prospectus referred to on the cover page of this prospectus supplement, which provides general information, some of which may not apply to this offering. Generally, when we refer to the "prospectus," we are referring to both documents combined. You should read both this prospectus supplement and the base prospectus as well as the information contained in the documents incorporated by reference herein and the additional information described in this prospectus supplement under the headings "Where You Can Find More Information" and "Information Incorporated by Reference" before investing in our common shares. These documents contain important information that you should consider when making your investment decision. This prospectus supplement describes the terms of this offering of common shares and also adds to and updates information contained in the documents incorporated by reference into this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement or any document incorporated by reference herein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in this prospectus supplement - the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained or incorporated herein by reference in this prospectus supplement. We have not authorized any other person to provide you with any information that is different. If anyone provides you with different, additional or inconsistent information, you should not rely on it.

We are offering to sell our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

In this prospectus supplement, unless otherwise indicated or the context otherwise requires, references to "we," "us," "our," the "Company" and "Medicus" refer to the consolidated operations of Medicus Pharma Ltd. and its subsidiaries.

We have authorized only the information contained or incorporated by reference in this prospectus supplement, any accompanying prospectus supplement, and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not, and the Agents and any other underwriters have not, authorized anyone to provide you with information that is different. We and the Agents take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are offering to sell, and seeking offers to buy, our common shares only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference in this document is accurate only as of the date such information was issued, regardless of the time of delivery of this prospectus supplement or the date of any sale of our common shares.

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

This prospectus supplement, including the information incorporated by reference herein, contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus supplement and documents incorporated by reference in this prospectus supplement may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies' trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of them by, any other companies.

MARKET, INDUSTRY AND OTHER DATA

This prospectus supplement, including the information incorporated by reference herein, contains estimates, projections and other information concerning our industry, our business, and the markets for certain products and services, including data regarding the estimated size of those markets and their projected growth rates. Information that is based on estimates, forecasts, projections or similar methodologies is based on a number of assumptions and is inherently subject to uncertainties, including those described in "Risk Factors" and elsewhere in this prospectus supplement and documents incorporated by reference in this prospectus supplement, and actual events or circumstances may differ materially from events and circumstances reflected in this information. You are cautioned not to give undue weight to such estimates, projections and other information.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference herein include forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included or incorporated by reference in this prospectus supplement regarding our strategy, future operations, regulatory process, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements. The words "believe", "anticipate", "intend", "expect", "target", "goal", "estimate", "plan", "assume", "may", "will", "predict", "project", "would", "could" and similar expressions or the negative of such terms are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

The forward-looking statements included or incorporated by reference in this prospectus supplement include, but are not limited to, statements about:

  our financial results, including our ability to continue as a going concern, generate earnings and achieve and sustain profitability, which may vary significantly from forecasts and from period to period;

  the progress, timing and completion of our research, development and preclinical studies and clinical trials for our products and product candidates;

  our ability to successfully integrate Antev into our business and operations, successfully develop Teverelix (as defined herein) and realize the benefits currently anticipated from the transaction;

  our ability to market, commercialize, achieve market acceptance for and sell our products and product candidates;

  our ability to develop, manage and maintain our direct sales and marketing organizations;

  our estimates regarding anticipated operating losses, future revenues, capital requirements and our needs for additional financing;

  market risks regarding consolidation in the healthcare, pharmaceutical and biotech/life sciences industry;

  the willingness of healthcare providers to purchase our products if coverage, reimbursement and pricing from third party payors for procedures using our products significantly declines;

  our ability to adequately protect our intellectual property and operate our business without infringing upon the intellectual property rights of others;

  the fact that product quality issues or product defects may harm our business;

  the market price of our securities may be volatile and fluctuate substantially, which could cause the value of your investment to decline;

  any product liability claims; and

  the regulatory, legal and certain operating risks that our operations subject us to.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus supplement and in the documents incorporated by reference herein, particularly the factors described in the "Risk Factors" section of this prospectus supplement and the factors under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2024 (the "Annual Report"), incorporated by reference herein, that could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments that we may make.

You should read this prospectus supplement and the documents incorporated by reference herein, completely and with the understanding that our actual future results may be materially different from what we expect. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties and assumptions about us, including those listed in the section of this prospectus supplement entitled "Risk Factors", in the section entitled "Risk Factors" in our Annual Report and in our other filings which are incorporated by reference herein.

Any forward-looking statement made by us is based on information available to us at the time of such statement and speaks only as of the date on which it was made. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement and in the documents we incorporate by reference herein. This summary does not contain all of the information you should consider before investing in our common shares. You should read this entire prospectus carefully, especially the risks of investing in our common shares discussed under "Risk Factors" beginning on page S-12 of this prospectus supplement and under similar sections of the other periodic reports incorporated herein by reference.

Our Company

We are a clinical-stage, multi-strategy, life science and biotech company focused on investing in and  accelerating the clinical development programs of novel and disruptive therapeutic assets. Currently, we are  developing two products, SkinJectTM ("SkinJectTM"), with an indication for basal cell carcinoma, and Teverelix trifluoroacetate ("Teverelix", and together with SkinJectTM, the "Products").

Through our wholly owned subsidiary, SkinJect, Inc. ("SkinJect"), we focus on the development of our in-licensed drug device combination product using novel dissolvable microneedle arrays for the treatment of non-melanoma skin cancers. Our combination product candidate is a doxorubicin tip-loaded microneedle arrays ("D-MNA") filed with the Food and Drug Administration (the "FDA") under an Investigational New Drug Application and is regulated by the Center for Drug Evaluation and Registration ("CDER"), Oncology Division.

Prior to the Company's acquisition of SkinJect, our business was undertaken by SkinJect as a stand-alone entity. References to our business as conducted at a date prior to the completion of the Business Combination (as defined below) relate to the business undertakings of SkinJect.

For information on the Business Combination, see "Corporate History and Information."

We are subject to significant risks and uncertainties, including those related to our limited operating history, our lack of historical earnings, and the fact that the Products are novel technologies for which regulatory approval might not be achieved. For more information, see "Risk Factors."

Our Strategy

Our principal purpose is to advance the clinical development program of the Products, which include SkinJectTM a novel, minimally invasive treatment for basal cell carcinoma and potentially other common forms of non-melanoma skin cancer and Teverelix, a next generation gonadotrophin-releasing hormone ("GnRH") antagonist that is a potentially first in market product for cardiovascular high-risk prostate cancer patients and patients with first acute urinary retention ("AUR") episodes due to enlarged prostate. We also seek to opportunistically identify, evaluate and acquire accretive assets, properties or businesses.

SkinJectTM is considered an Investigational New Drug ("IND") by the FDA. In January 2024, we submitted to the FDA a Phase 2 IND clinical protocol to non-invasively treat basal cell carcinoma of the skin using the Product. The clinical protocol was updated in July 2024.

We may also trial SkinJectTM on other forms of skin cancer beyond basal cell carcinoma. Specifically, it may be trialed against squamous cell carcinoma, cutaneous T-cell lymphoma, as well as pre-cancerous lesions, among other clinical indications, subject to the Company having the capital resources available to do so, without any need to amend or expand the scope of the Company's existing licenses.

In addition, our business strategy includes the opportunistic acquisition of other accretive clinical stage life sciences and biotechnology companies. For example, in August 2025, we acquired 98.6% of the issued and outstanding shares of Antev, a UK-based late clinical-stage drug development company which is developing Teverelix.

Our Strengths

Our key competitive strengths include:

  A senior management team, led by Dr. Raza Bokhari, that has deep experience in medicine and pharmaceutical science as well as a proven track record in business development and entrepreneurship.

  Successful completion of a Phase 1 study of SkinJectTM.

  Potential to treat a range of other common non-melanoma skin cancers as well as pre-cancerous lesions.

  Potential for Teverelix to be a first in market product for cardiovascular high-risk prostate cancer patients and patients with first AUR episodes due to enlarged prostate.

Corporate Structure

An organizational chart showing our basic corporate structure is set forth below (SkinJect and Medicus Pharma Inc. are 100% owned and Antev is 98.6% owned by Medicus Pharma Ltd.):

Corporate History and Information

Our company (formerly, Interactive Capital Partners Corporation) was incorporated pursuant to the Business Corporations Act (Ontario) on April 30, 2008 under the name Interactive Capital Partners Corporation. Prior to the Business Combination (as defined below), the Company existed as a shell company and had no business operations.

On September 29, 2023, the Company completed a business combination (the "Business Combination") with SkinJect, a company existing under the laws of Pennsylvania. The Business Combination was completed pursuant to a business combination agreement dated May 12, 2023, as amended, among the Company, SkinJect and RBx Capital, LP ("RBx"), an investment entity owned and managed by Dr. Raza Bokhari, and resulted in a reverse takeover of Interactive Capital Partners Corporation (the Company as it existed prior to the Business Combination) by the former shareholders of SkinJect, with SkinJect becoming a wholly owned operating subsidiary of the Company, and the Company being renamed "Medicus Pharma Ltd." The structure of the Business Combination is commonly used by companies seeking to become reporting issuers in Canada, as it allows the combined entity to be listed on the TSX Venture Exchange (the "TSXV") at relatively low cost while completing a concurrent equity financing. SkinJect and RBx structured the Business Combination as a reverse takeover for these reasons.

On October 11, 2023, the Company (as it exists after the Business Combination) commenced trading on the TSXV. On November 15, 2024, we completed our initial public offering in the United States and our common shares and our outstanding public warrants to purchase common shares, issued as a component of the units sold by the Company in its U.S. initial public offering with an exercise price of $4.64 and expiration date of November 15, 2029 (the "Public Warrants"), began trading on Nasdaq under the symbols "MDCX" and "MDCXW", respectively. Effective on February 21, 2025, the Company's common shares were voluntarily delisted from the TSXV. The common shares continue to be listed on Nasdaq.

On August 29, 2025, the Company completed the acquisition of 98.6% of the issued and outstanding shares of Antev, a company incorporated under the laws of England and Wales.

The Company's registered and head office is located at One First Canadian Place, 100 King Street West, Suite 3400, Toronto, Ontario M5X 1A4, Canada.

We lease U.S. office space in Conshohocken, Pennsylvania to operate the businesses of our U.S. subsidiaries, Medicus Pharma Inc. and SkinJect, Inc. We also lease office space in Weybridge, U.K. to operate the business of our subsidiary Antev.

Our website address is www.medicuspharma.com. Information contained on our website is not incorporated by reference into this prospectus supplement, and you should not consider information contained on our website to be part of this prospectus supplement or in deciding whether to purchase our securities.

Recent Developments

On October 22, 2025, the Company announced the enrollment of the first patient in the SKNJCT-004 phase 2 clinical study, to non-invasively treat basal cell carcinoma ("BCC") of the skin.

On October 29, 2025, the Company announced a strategic collaboration with the Gorlin Syndrome Alliance ("GSA") to advance compassionate access to SkinJect™ for patients suffering from Gorlin Syndrome, also known as nevoid basal cell carcinoma syndrome. Under the collaboration, the Company and the GSA will jointly pursue the Expanded Access IND Program with the FDA to allow patients with multiple, recurrent, or inoperable BCCs to access SkinJect™ under physician-supervised treatment protocols.

On November 13, 2025, the Company announced that it has received full regulatory and ethical approvals in the United Kingdom to expand its ongoing Phase 2 clinical study (SKNJCT-003) evaluating D-MNA to non-invasively treat BCC.

On November 17, 2025, the Company announced that it has submitted an FDA commissioner's national priority voucher application on behalf of (SKNJCT-003) D-MNA to non-invasively treat BCC of the skin.

Effective on November 28, 2025, James Quinlan, Chief Financial Officer of the Company, resigned as an officer and an employee of the Company. Mr. Quinlan had been on a medical leave of absence since September 12, 2025. Effective on December 1, 2025, Carolyn Bonner, President of the Company as well as Acting Chief Financial Officer of the Company since September 12, 2025 in Mr. Quinlan's absence, was appointed as Chief Financial Officer of the Company. Ms. Bonner will also continue to serve as President of the Company, a role she has held since September 2023.

On December 5, 2025, we entered into a warrant inducement agreement with  an institutional investor (the "Warrant Inducement Agreement"), pursuant to which the investor agreed to exercise existing warrants to purchase up to 2,680,000 of the Company's common shares issued on July 14, 2025 with an amended exercise price of $1.92 per Common Share, in consideration for receiving 4,020,000 warrants to purchase common shares with an exercise price of $2.00. In accordance with the Warrant Inducement Agreement, the investor exercised its existing warrants for cash, for gross proceeds of approximately $5.1 million to the Company.

On December 15, 2025, the Company announced that its Phase 2 clinical study (SKNJCT-003) evaluating safety and efficacy of D-MNA to non-invasively treat nodular BCC of the skin, has successfully completed enrolment of ninety (90) patients in the United States.

On December 22, 2025, the Company announced that it has entered into a non-binding letter of intent with Reliant AI Inc., a decision-intelligence company for the life sciences, specializing in generative AI, to collaborate on the development of an artificial-intelligence-powered data analytics platform designed to support clinical trial execution through data-driven insights.

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenues during our last fiscal year, we qualify as an "emerging growth company" as that term is defined in the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act"). As an emerging growth company we expect to take advantage of specified reduced reporting requirements that are otherwise applicable generally to public companies. These reduced reporting requirements include, but are not limited to:

  not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended ("Sarbanes-Oxley Act");

  reduced disclosure about our executive compensation arrangements in our periodic reports, proxy statements and registration statements; and

  an exemption from the requirements to obtain a non-binding advisory vote on executive compensation or shareholder approval of any golden parachute arrangements.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the completion of this offering. However, if certain events occur prior to the end of such five-year period, including if we become a "large accelerated filer," our annual gross revenues exceed $1.235 billion or we issue more than $1 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. As an emerging growth company, we intend to take advantage of an extended transition period for complying with new or revised accounting standards as permitted by the JOBS Act. We have elected to take advantage of certain of the reduced disclosure obligations in this prospectus supplement and in the registration statement of which this prospectus supplement is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information in this prospectus supplement and that we provide to our shareholders in the future may be different than what you might receive from other public reporting companies in which you hold equity interests.

Implications of Being a Smaller Reporting Company

Additionally, we are a "smaller reporting company," meaning that the market value of our common shares held by non-affiliates plus the proposed aggregate amount of gross proceeds to us as a result of this transaction is less than $700 million and our annual revenue is less than $100 million during the most recently completed fiscal year. As such, we are eligible for exemptions from various reporting requirements applicable to other public companies that are not smaller reporting companies, including, but not limited to, reduced disclosure obligations regarding executive compensation. We may continue to be a smaller reporting company as long as either (i) the market value of our common shares held by non-affiliates is less than $250 million or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our common shares held by non-affiliates is less than $700 million.

THE OFFERING

Common shares to be offered by us pursuant to this prospectus supplement	Approximately 9,839,535 common shares having an aggregate offering price of up to $15,349,674.

Common shares outstanding after this offering(1)

Approximately 34,953,679 common shares, assuming sales of approximately 9,839,535 common shares at a price of $1.56 per share, which was the closing price of our common shares on the Nasdaq on December 22, 2025. The actual number of common shares issued will vary depending on the sales price under this offering.

Market for common shares	Our common shares are listed on the Nasdaq under the symbol "MDCX."

Manner of offering	Sales of our common shares, if any, will be made pursuant to the terms of the sales agreement between us and the Agents. Sales of the shares will be made in sales deemed to be “at-the-market” equity offerings as defined in Rule 415 promulgated under the Securities Act. The Agents will act as sales agents and will use commercially reasonable efforts to sell on our behalf all of the common shares requested to be sold by us, consistent with their normal trading and sales practices. See “Plan of Distribution.”

Use of proceeds	We plan to use the net proceeds from this offering, if any, for development of the Products and general corporate purposes. See "Use of Proceeds."

Risk factors	See "Risk Factors" beginning on page S-12 of this prospectus supplement, as well as the other information included in or incorporated by reference in this prospectus supplement, for a discussion of risks you should carefully consider before investing in our securities.

Exclusive sales agents	Maxim Group LLC and Yorkville Securities, LLC are acting as the exclusive sales agents in connection with this offering.

(1) The number of common shares that will be outstanding after this offering is based on 25,114,144 common shares outstanding as of December 22, 2025, and assumes no exercise of our outstanding options or warrants, or any additional sales of common shares under our Standby Equity Purchase Agreement, dated as of February 10, 2025, by and between YA II PN, Ltd., an affiliate of Yorkville (“YA”), and the Company (the “SEPA”).

RISK FACTORS

Before you make a decision to invest in our securities, you should consider carefully the risks described below, together with other information in this prospectus supplement and the information incorporated by reference herein, including any risk factors contained in our Annual Report, Quarterly Reports on Form 10-Q and other reports filed with the SEC. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common shares to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

Risks Related to this Offering and to our Common Shares

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

While we intend to use the net proceeds of the offering for the development of the Products and for general corporate purposes, our management will have flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

Sales of a significant number of our common shares in the public markets, or the perception that such sales could occur, could depress the market price of our common shares.

Pursuant to the SEPA, YA may sell up to $15 million of our common shares. In addition, subject to compliance with applicable securities laws, our officers, directors and significant shareholders may sell some or all of their common shares in the future. In addition, subject to compliance with applicable securities laws, our officers, directors and significant shareholders may sell some or all of their common shares in the future. Sales of a substantial number of our common shares in the public markets could depress the market price of our common shares and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common shares would have on the market price of our common shares.

You may experience immediate and substantial dilution in the book value per share of the common shares you purchase in the offering.

The shares sold in this offering, if any, will be sold from time to time at various prices. The offering price per share in this offering may exceed the net tangible book value per share of our common shares outstanding prior to this offering. For illustrative purposes, assuming that an aggregate of 9,839,535 common shares are sold at a price of $1.56 per share, the last reported sale price of our common shares on Nasdaq on December 22, 2025, for aggregate gross proceeds of approximately $15,349,674, you will experience immediate dilution of approximately $1.00 per share, representing the difference between our net tangible book value per share as of September 30, 2025, and our pro forma net tangible book value per share after giving effect to this offering at the assumed offering price. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

The common shares offered hereby will be sold in "at the market" offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of common shares sold, if any, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of common shares we will issue under the sales agreement and the gross proceeds resulting from those sales, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to request the Agents to sell on our behalf common shares at any time throughout the term of the sales agreement, and each Agent will use commercially reasonable efforts consistent with its normal trading and sales practices to sell the shares. The number of shares that are sold by the Agents after we request that sales be made will fluctuate based on the market price of our common shares during the sales period and limits we set with the Agents. Because the price per share of our common shares sold will fluctuate based on the market price of our common shares during the sales period, it is not possible to predict the number of common shares that will ultimately be issued by us under the sales agreement or the amount of gross proceeds to be raised in connection with those sales. In addition, investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

Our shareholders may experience substantial dilution in the value of their investment if we issue additional shares of our capital stock.

To raise additional capital, we may in the future sell additional common shares or other securities convertible into or exchangeable for our common shares at prices that are lower than the prices paid by existing shareholders, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders, which could result in substantial dilution to the interests of existing shareholders. In addition, to the extent that outstanding warrants or options are exercised, new options or other equity awards are issued under our equity incentive plan, or we issue additional shares in the future, including pursuant to our SEPA, shareholders may experience further dilution.

We have in the past, and may in the future, issue debt and equity securities or securities convertible into equity securities, any of which may be senior to our common shares as to distributions and in liquidation, which could negatively affect the value of our common shares.

We have in the past, and may in the future as well,  attempt to increase our capital resources by entering into debt or debt-like financing that is unsecured or secured by up to all of our assets, or by issuing additional debt or equity securities, which could include issuances of secured or unsecured commercial paper, medium-term notes, senior notes, subordinated notes, guarantees, preferred shares, hybrid securities, or securities convertible into or exchangeable for equity securities. In the event of our liquidation, our lenders and holders of our debt and preferred securities would receive distributions of our available assets before distributions to the holders of our common shares. Because our decision to incur debt and issue securities in future offerings may be influenced by market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings or debt financings. Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future.

If our common shares are delisted, market liquidity for our common shares could be severely affected and our shareholders' ability to sell their our common shares could be limited. A delisting of our common shares from Nasdaq would negatively affect the value of our common shares. A delisting of our common shares could also adversely affect our ability to obtain financing for our operations and could result in the loss of confidence in our Company.

We have no history of paying, and do not intend to pay, dividends on our common shares, so any returns will be substantially limited to the value of our common shares.

To date, we have not paid any dividends on our outstanding common shares. We currently intend to retain future earnings to finance the operation, development and expansion of our business. We do not anticipate paying cash dividends on our common shares in the foreseeable future. Any decision to pay dividends on our shares will be made at the discretion of our board of directors and will depend on our earnings, financial requirements and other conditions existing at such time. In addition, our ability to pay dividends is, and may in the future be, limited by our indebtedness and by covenants of any current or future indebtedness we incur. As a result, you may not receive any return on an investment in our common shares unless you sell our common shares for a price greater than that which you paid for it.

USE OF PROCEEDS

We may offer and sell our common shares having aggregate sales proceeds of up to $15,349,674 from time to time. The amount of proceeds we receive, if any, will depend on the actual number of common shares sold and the market price at which such shares are sold. There can be no assurance that we will be able to sell any shares or fully utilize the sales agreement with the Agents as a source of financing. Because there is no minimum offering amount required as a condition to close this offering, the net proceeds to us, if any, are not determinable at this time.

We currently intend to use the net proceeds from this offering, if any, primarily for the development of the Products and for general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement.

We have broad discretion in determining how the proceeds of this offering will be used, and our discretion is not limited by the aforementioned possible uses. Our board of directors believes the flexibility in application of the net proceeds is prudent. See the section entitled "Risk Factors-Risks Related to this Offering and to our Common Shares-Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree."

DESCRIPTION OF COMMON SHARES

Pursuant to this prospectus supplement, the Company is offering approximately 9,839,535 common shares. For information relating to the material terms of the Company’s common shares, please see "Description of Share Capital" contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 28, 2025.

DILUTION

Investors purchasing our common shares in this offering will experience immediate dilution in the net tangible book value of their common shares. Our net tangible book value as of September 30, 2025 was approximately ($0.80 million), or ($0.038) per common share. We calculate net tangible book value per common share by dividing our net tangible book value, which is total tangible assets less total liabilities, by the number of our outstanding common shares. Dilution in net tangible book value per common share represents the difference between the amount per common share paid by purchasers of common shares in this offering and the as adjusted net tangible book value per common share immediately after giving effect to this offering.

After giving further effect to the exercise of certain existing warrants pursuant to the Warrant Inducement Agreement and the sale by us of our common shares in the aggregate gross amount of up to $15,349,674 in this offering at an assumed offering price of $1.56 per common share, the closing price of our common shares on Nasdaq on December 22, 2025, our pro forma as adjusted net tangible book value as of September 30, 2025 would have been approximately $19.6 million, or $0.56 per common share. This represents an immediate increase in pro forma as adjusted net tangible book value of approximately $0.60 per common share to existing shareholders and results in immediate dilution in net tangible book value of approximately $1.00 per common share to investors purchasing our common shares in this offering. The following table illustrates this calculation on a per common share basis:

Assumed public offering price per common share for this offering		$1.56
Historical net tangible book value per common share as of September 30, 2025	$(0.04)
Pro forma increase per common share attributable to the pro forma adjustments	$0.21
Pro forma net tangible book value per common share after the pro forma adjustments		$0.17
Increase in pro forma as adjusted net tangible book value per share after this offering	$0.60
Pro forma as adjusted net tangible book value per common share as of September 30, 2025, after giving effect to this offering		$0.56
Dilution per common share to new investors		$1.00

The foregoing table does not take into account dilution to new investors that could occur upon the exercise of outstanding options and warrants having a per share exercise price less than the assumed public offering price in this offering or common shares issued after September 30, 2025, including common shares issuable under the SEPA.

The foregoing table is based on 34,953,679 common shares outstanding as of December 22, 2025, and, excludes, as of that date, the following:

  1,857,500 common shares issuable upon the exercise of outstanding options under the Medicus Pharma Ltd. Equity Incentive Plan, as amended (the "Incentive Plan"), having a weighted average exercise price of $2.17 per share;

  3,495,679 common shares available for future issuance under the Incentive Plan;

  985,595 common shares issuable upon the exercise of the Company's Public Warrants, issued by the Company on November 14, 2024, at an exercise price of $4.64 per share;

  16,200 common shares issuable upon the exercise of the Company's Regulation A Warrants, issued by the Company on March 10, 2025, at an exercise price of $2.80 per share;

  2,260,000 common shares issuable upon the exercise of the Company's June 2030 Warrants, issued by the Company on June 2, 2025, at an exercise price of $3.10 per share; and

  4,020,000 common shares issuable upon the exercise of the Company's Private Warrants, issued by the Company on December 10, 2025, at an exercise price of $2.00 per share.

To the extent that any outstanding warrants or options are exercised, new options or other equity awards are issued under our equity incentive plan, or we issue additional common shares in the future, there will be further dilution to new investors participating in this offering. In addition, we may choose to raise additional capital due to market conditions or strategic considerations. To the extent that additional capital is raised through the sale of securities, the issuance of those securities could result in further dilution to our shareholders.

PLAN OF DISTRIBUTION

We have entered into the sales agreement, dated as of December 29, 2025, with the Agents under which we may issue and sell our common shares having an aggregate offering price of up to $15,349,674 from time to time through the Agents acting as our sales agents. In no event will the actual number of common shares offered and sold by us pursuant to the sales agreement exceed the number of shares that we have available and authorized for issuance under our certificate of incorporation.

The sales agreement provides that sales of our common shares, if any, under this prospectus supplement may be made in sales deemed to be “at-the-market” equity offerings as defined in Rule 415(a)(4) promulgated under the Securities Act including sales made directly on or through Nasdaq, the existing trading market for our common shares, or any other existing trading market in the Unites States for our common shares, sales made to or through a market maker other than on an exchange or otherwise, directly to an Agent as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law.

The Agents will offer our common shares at prevailing market prices subject to the terms and conditions of the sales agreement as agreed upon by us and the Agents. We will designate the number of shares which we desire to sell, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in one day and any minimum price below which sales may not be made. Subject to the terms and conditions of the sales agreement, each Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable laws and regulations to sell on our behalf all of the shares requested to be sold by us. We or the Agents may suspend the offering of the common shares being made through the Agents under the sales agreement at any time upon proper notice to the other party.

Settlement for sales of common shares will occur on the first trading day, or such other settlement cycle as may be in effect under Exchange Act Rule 15c6-1 from time to time, following the date on which any sales are made, in return for payment of the net proceeds to us. Sales of our common shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Agents may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay the Agents a cash commission of 3.0% of the gross sales price of our common shares that the Agents sell pursuant to the sales agreement. Because there is no minimum offering amount required as a condition to this offering, the actual total offering amount, commissions and proceeds to us, if any, are not determinable at this time. Pursuant to the terms of the sales agreement, we agreed to reimburse the Agents for reasonable and documented fees and expenses (including in respect of the Agents’ counsel) in an amount up to $40,000. In addition, we have agreed to reimburse the Agents for their one counsel’s legal fees in an amount of up to a maximum of $2,500 per Representation Date (as defined in the sales agreement) in connection with ongoing diligence arising from the transactions contemplated by the sales agreement. We will report at least quarterly the number of common shares sold through the Agents under the sales agreement, the net proceeds to us and the compensation paid by us to the Agents in connection with the sales of our common shares.

In connection with the sales of our common shares on our behalf, the Agents will be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation paid to the Agents will be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to the Agents against certain liabilities, including liabilities under the Securities Act.

The offering of our common shares pursuant to this prospectus supplement will terminate upon the earlier of the sale of all of the common shares provided for in this prospectus supplement or termination of the sales agreement as permitted therein.

To the extent required by Regulation M, the Agents will not engage in any market making activities involving our common shares while the offering is ongoing under this prospectus supplement.

The Agents and certain of their respective affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The Agents and such affiliates may in the future receive customary fees and expenses for these transactions. The Agents or their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

This prospectus supplement may be made available in electronic format on a website maintained by any Agent, and the Agents may distribute this prospectus supplement electronically.

The foregoing does not purport to be a complete statement of the terms and conditions of the sales agreement. A copy of the sales agreement is included as an exhibit to the registration statement of which this prospectus supplement forms a part.

Our common shares are listed on Nasdaq under the symbol "MDCX," and our Public Warrants are listed on Nasdaq under the symbol "MDCXW."

Other than in the United States, no action has or will be been taken by us or the Agents that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby and certain other legal matters as to Canadian law will be passed upon for us by Bennett Jones LLP, Toronto, Canada. Certain legal matters governed by U.S. law will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York.

EXPERTS

No expert or counsel named in this prospectus supplement as having prepared or certified any part of this prospectus supplement or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the securities was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the Company or its subsidiaries. Nor was any such person connected with the Company or any of its subsidiaries as a promoter, managing or principal underwriters, voting trustee, director, officer or employee.

The consolidated balance sheets of the Company and its subsidiaries as of December 31, 2024, and the related consolidated statements of operations and comprehensive loss, shareholders' equity, and cash flows for the year then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated by reference herein which report includes an explanatory paragraph about the existence of substantial doubt concerning the Company's ability to continue as a going concern. Such financial statements have been incorporated by reference herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated balance sheets of the Company and subsidiaries as of December 31, 2023, and the related consolidated statements of operations and comprehensive loss, shareholders' equity, and cash flows for the year then ended, have been audited by MNP LLP, independent registered public accounting firm, as stated in their report which is incorporated by reference herein.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available on the SEC's website at http://www.sec.gov. We also make available free of charge on our website at http://www.medicuspharma.com all materials that we file electronically with the SEC.

As permitted by SEC rules, this prospectus supplement does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC's website.

INFORMATION INCORPORATED BY REFERENCE

In this prospectus supplement, we "incorporate by reference" certain information that is filed with the SEC, which means that we can disclose important information to you by referring you to that information. The information we incorporate by reference is an important part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus supplement:

  our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on March 28, 2025, and the related Amendment to our Annual Report on Form 10-K, as filed with the SEC on April 30, 2025;
  our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, as filed with the SEC on May 12, 2025;
  our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025, as filed with the SEC on August 11, 2025;

  our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025, as filed with the SEC on November 14, 2025;

  our Current Reports on Form 8-K, as filed with the SEC on February 11, 2025, March 11, 2025, March 20, 2025, March 25, 2025, April 28, 2025, May 5, 2025, June 2, 2025, June 5, 2025, June 20, 2025, June 23, 2025, June 30, 2025, July 3, 2025, July 14, 2025, July 23, 2025, July 30, 2025, August 4, 2025, August 22, 2025, September 2, 2025, September 12, 2025, September 18, 2025, October 17, 2025, November 14, 2025, December 1, 2025 and December 8, 2025; and

  the description of our securities contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 28, 2025, and any amendment or report filed for the purpose of updating such description.

Additionally, all documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") from the date of this prospectus supplement until the completion of the offering under this prospectus supplement shall be deemed to be incorporated in this prospectus supplement by reference. The information contained on or accessible through our website (http://www.medicuspharma.com) is not incorporated into this prospectus supplement.

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically included or incorporated that exhibit by reference into the filing, from the SEC as described under "Where You Can Find More Information" or, at no cost, by writing or telephoning the Company at the following address:

Medicus Pharma Ltd.
Attention: Corporate Secretary
300 Conshohocken State Rd., Suite 200

W. Conshohocken, PA 19428

madesso@medicuspharma.com

You should rely only on the information contained or incorporated by reference in this prospectus supplement. We have not authorized any person, including any salesman or broker, to provide information other than that provided in this prospectus supplement. We have not authorized anyone to provide you with different information. We do not take responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are not making an offer of the securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Up to $15,349,674

PROSPECTUS

Maxim Group LLC	Yorkville Securities

, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following statement sets forth the expenses and costs expected to be incurred by the Company in connection with the distribution of its securities being registered in this registration statement.

SEC registration fee		$13,810
FINRA filing fee		$15,500
Transfer agent's fees and expenses	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Trustee fees and expenses	$	*
Miscellaneous fees and expenses	$	*
Total	$	*

_____________________

*

Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement, information incorporated by reference or related free writing prospectus.

Item 15. Indemnification of Directors and Officers.

Under the Business Corporations Act (Ontario), or the OBCA, the registrant may indemnify a present or former director or officer or a person who acts or acted at the registrant's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by that individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the registrant or other entity; provided that the individual acted honestly and in good faith with a view to the best interests of the registrant or, as the case may be, to the best interests of such other entity and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that the individual's conduct was lawful. Such indemnification may be made in connection with a derivative action only with court approval. An individual is entitled to indemnification from the registrant as a matter of right if the individual was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and the individual fulfilled the conditions set forth above. Under the OBCA, the registrant may advance money to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to above, but the individual must repay the money if the individual does not fulfil the conditions set forth above.

In accordance with and subject to the OBCA, the by-laws of the registrant provide for indemnification of a director or officer of the registrant, a former director or officer of the registrant, or a person who acts or acted at the registrant's request as a director or officer, or an individual acting in a similar capacity, of another entity, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the registrant or other entity, if he acted honestly and in good faith with a view to the best interests of the registrant or, as the case may be, to the best interests of the other entity for which he acted as a director or officer or in a similar capacity at the registrant's request.

The directors and officers of the registrant are covered by directors' and officers' insurance policies.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

Item 16. Exhibits.

Exhibit No.	Description
1.1α#	Equity Distribution Agreement, dated as December 29, 2025, among Medicus Pharma Ltd., Maxim Group LLC and Yorkville Securities, LLC
2.1#	Amended and Restated Business Combination Agreement, dated May 12, 2023, by and among the Registrant, RBx Capital LP, SkinJect, Inc. and the Shareholders of SkinJect, Inc. (incorporated by reference from Exhibit 2.1 to the Registrant's Registration Statement on Form F-1, filed with the SEC on May 29, 2024)
2.2	Amendment No. 1 to Amended and Restated Business Combination Agreement, dated May 18, 2023, by and among the Registrant, RBx Capital LP, SkinJect, Inc. and the Shareholders of SkinJect, Inc. (incorporated by reference from Exhibit 2.2 to the Registrant's Registration Statement on Form F-1, filed with the SEC on May 29, 2024)
2.3	Amendment No. 2 to Amended and Restated Business Combination Agreement, dated August 29, 2023, by and among the Registrant, RBx Capital LP, SkinJect, Inc. and the Shareholders of SkinJect, Inc. (incorporated by reference from Exhibit 2.3 to the Registrant's Registration Statement on Form F-1, filed with the SEC on May 29, 2024)
2.4*#	Share Exchange Agreement, dated June 29, 2025, by and between Medicus Pharma Ltd., Antev Limited and each of the securityholders of Antev Limited party thereto (incorporated by reference from Exhibit 2.1 to Amendment No. 1 to the Registrant's Current Report on Form 8-K, filed with the SEC on July 3, 2025)
2.5*#	Deed of Variation, dated August 1, 2025, relating to that certain Securities Exchange Agreement, dated June 29, 2025, by and between Antev Limited, the Antev Vendors' Representatives and Medicus Pharma Ltd. (incorporated by reference from Exhibit 2.1 to the Registrant's Current Report on Form 8-K, filed with the SEC on September 2, 2025)
2.6*#	Further Deed of Variation, dated August 15, 2025, relating to that certain Securities Exchange Agreement, dated June 29, 2025, by and between Antev Limited, the Antev Vendors' Representatives and Medicus Pharma Ltd. (incorporated by reference from Exhibit 2.2 to the Registrant's Current Report on Form 8-K, filed with the SEC on September 2, 2025)
3.1	Articles of Incorporation of Medicus Pharma Ltd. (incorporated by reference from Exhibit 3.1 to the Registrant's Registration Statement on Form F-1, filed with the SEC on May 29, 2024)
3.2	Articles of Amendment of Medicus Pharma Ltd., effective as of September 29, 2023 (incorporated by reference from Exhibit 3.2 to the Registrant's Registration Statement on Form F-1, filed with the SEC on May 29, 2024)

Exhibit No.	Description
3.3	Articles of Amendment of Medicus Pharma Ltd., effective as of October 28, 2024 (incorporated by reference from Exhibit 3.4 to the Registrant's Registration Statement on Form F-1, filed with the SEC on October 29, 2024)
3.4	Articles of Amendment of Medicus Pharma Ltd., effective as of August 8, 2025 (incorporated by reference from Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q, filed with the SEC on August 11, 2025)
3.5	Bylaws of Medicus Pharma Ltd. (incorporated by reference from Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q, filed with the SEC on August 11, 2025)
4.1	Warrant Agency Agreement, dated November 15, 2024 by and between Medicus Pharma Ltd. and Odyssey Transfer and Trust Company, as warrant agent (incorporated by reference from Exhibit 99.3 to the Registrant's Form 6-K, furnished to the SEC on November 18, 2024)
4.2	Public Warrant (incorporated by reference from Exhibit 99.4 to the Registrant's Form 6-K, furnished to the SEC on November 18, 2024)
4.3	Regulation A Warrant (incorporated by reference from Exhibit 4.2 to the Registrant's Current Report on Form 8-K, filed with the SEC on March 11, 2025)
4.4	Warrant Agency Agreement, dated March 10, 2025, by and between the Registrant and Odyssey Transfer and Trust Company, as Warrant Agent (incorporated by reference from Exhibit 4.3 to the Registrant's Current Report on Form 8-K, filed with the SEC on March 11, 2025)
4.5	Form of Subscription Agreement (incorporated by reference from Exhibit 4.8 to the Company's Registration Statement on Form S-1, filed with the SEC on May 27, 2025)
4.6*	June 2030 Warrant (incorporated by reference from Exhibit 4.2 to the Registrant's Current Report on Form 8-K, filed with the SEC on June 2, 2025)
4.7*#	Warrant Agency Agreement, dated June 2, 2025, by and between Medicus Pharma Ltd. and Odyssey Transfer and Trust Company, as warrant agent (incorporated by reference from Exhibit 4.3 to the Registrant's Current Report on Form 8-K, filed with the SEC on June 2, 2025)
4.8	Form of Private Warrant (incorporated by reference from Exhibit 4.1 to the Registrant's Current Report on Form 8-K, filed with the SEC on July 14, 2025)
4.9	Debenture (incorporated by reference from Exhibit 4.1 to the Registrant's Current Report on Form 8-K, filed with the SEC on September 18, 2025)
4.10	Form of Series C Private Warrant (incorporated by reference from Exhibit 4.1 to the Registrant's Current Report on Form 8-K, filed with the SEC on December 8, 2025)

Exhibit No.	Description
4.11	Form of Series D Private Warrant (incorporated by reference from Exhibit 4.2 to the Registrant's Current Report on Form 8-K, filed with the SEC on December 8, 2025)
4.12&	Form of Certificate of Designations, Rights and Preferences of Preferred Shares
4.13&	Form of Warrant and Warrant Agreement for Common Shares
4.14&	Form of Warrant and Warrant Agreement for Preferred Shares
4.15&	Form of Unit Agreement
4.16&	Form of Subscription Rights Agreement (including form of Subscription Rights Certificate)
5.1α	Opinion of Bennett Jones LLP
5.2α	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP
10.1†	Exclusive License Agreement, dated April 29, 2016, by and between the University of Pittsburgh - Of the Commonwealth System of Higher Education and SkinJect, Inc. (incorporated by reference from Exhibit 10.1 to the Registrant's Registration Statement on Form F-1, filed with the SEC on May 29, 2024)
10.2	First Amendment to Exclusive License Agreement, dated February 26, 2020, by and between the University of Pittsburgh - Of the Commonwealth System of Higher Education and SkinJect, Inc. (incorporated by reference from Exhibit 10.2 to the Registrant's Registration Statement on Form F-1, filed with the SEC on May 29, 2024)

Exhibit No.	Description
10.3	Second Amendment to Exclusive License Agreement, dated April 23, 2024, by and between the University of Pittsburgh - Of the Commonwealth System of Higher Education and Medicus Pharma Ltd. (incorporated by reference from Exhibit 6.3 to the Registrant's Offering Statement on Form 1-A, filed with the SEC on February 14, 2025)
10.4†	Clinical Trial Agreement, dated December 3, 2021, by and between SkinJect, Inc., The Trustees of Columbia University in the City of New York, the New York and Presbyterian Hospital and Faramarz Samie, M.D. (incorporated by reference from Exhibit 10.4 to the Registrant's Registration Statement on Form F-1, filed with the SEC on May 29, 2024)
10.5+	Medicus Pharma Ltd. Equity Incentive Plan (as amended) (incorporated by reference from Exhibit 4.6 to the Registrant's Registration Statement on Form S-8, filed with the SEC on November 14, 2024)
10.6+	Amended and Restated Employment Agreement, dated December 2, 2024, by and between Medicus Pharma Ltd. and James P Quinlan (incorporated by reference from Exhibit 6.6 to the Registrant's Offering Statement on Form 1-A, filed with the SEC on February 14, 2025)
10.7+	Employment Agreement, dated November 14, 2024, by and between Medicus Pharma Ltd. and Faisal Mehmud (incorporated by reference from Exhibit 6.7 to the Registrant's Offering Statement on Form 1-A, filed with the SEC on February 14, 2025)
10.8+	Amended and Restated Employment Agreement, dated December 2, 2024, by and between Medicus Pharma Ltd. and Edward Brennan (incorporated by reference from Exhibit 6.8 to the Registrant's Offering Statement on Form 1-A, filed with the SEC on February 14, 2025)
10.9+	Management Agreement, dated October 18, 2023, by and between Medicus Pharma Ltd. and RBx Capital, LP (incorporated by reference from Exhibit 10.9 to the Registrant's Registration Statement on Form F-1, filed with the SEC on May 29, 2024)
10.10	Standby Equity Purchase Agreement, dated as of February 10, 2025, by and between Medicus Pharma Ltd. and YA II PN, LTD. (incorporated by reference from Exhibit 1.1 to the Registrant's Current Report on Form 8-K, filed with the SEC on February 11, 2025)
10.11	Form of Warrant Inducement Agreement (incorporated by reference from Exhibit 10.1 to the Registrant's Current Report on Form 8-K, filed with the SEC on July 14, 2025)
10.12+	Employment Agreement, dated June 13, 2025, by and between Medicus Pharma Ltd. and Andrew Smith (incorporated by reference from Exhibit 10.3 to the Registrant's Quarterly Report on Form 10-Q, filed with the SEC on August 11, 2025)
10.13	Securities Purchase Agreement, by and between Medicus Pharma Ltd. and YA II PN, Ltd., dated September 17, 2025 (incorporated by reference from Exhibit 10.1 to the Registrant's Current Report on Form 8-K, filed with the SEC on September 18, 2025).
10.14	Global Guaranty Agreement, by and among the subsidiaries of Medicus Pharma Ltd. set forth in Schedule I thereto, dated September 17, 2025 (incorporated by reference from Exhibit 10.2 to the Registrant's Current Report on Form 8-K, filed with the SEC on September 18, 2025).
10.15	Form of Warrant Inducement Agreement (incorporated by reference from Exhibit 10.1 to the Registrant's Current Report on Form 8-K, filed with the SEC on December 8, 2025)
23.1α	Consent of EisnerAmper LLP
23.2α	Consent of MNP LLP
23.3α	Consent of Bennett Jones LLP (included in Exhibit 5.1)

Exhibit No.	Description
23.4α	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.2)
24.1α	Powers of Attorney (included in the signature page to this Registration Statement)
107α	Filing fee table

_______________

α Filed herewith.

+ Indicates a management contract or compensatory plan.

& To be filed with a Current Report on Form 8-K or a Post-Effective Amendment to the registration statement.

* Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

# Schedules and certain other private or confidential information (as indicated therein) have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

† Certain private or confidential information (as indicated therein) have been redacted pursuant to Item 601(a)(6) of Regulation S-K.

Item 17. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Filing Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of W. Conshohocken, State of Pennsylvania, on December 29, 2025.

MEDICUS PHARMA LTD.
By:	/s/ Raza Bokhari
Name: Dr. Raza Bokhari Title: Executive Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dr. Raza Bokhari, Carolyn Bonner or Maryann Adesso, or any of them, with full power to act alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this registration statement, whether pre-effective or post-effective, including any subsequent registration statement for the same offering which may be filed under Rule 462(b) under the Securities Act and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date
/s/ Raza Bokhari	Executive Chairman and Chief Executive Officer (Principal Executive Officer)	December 29, 2025
Dr. Raza Bokhari

/s/ Carolyn Bonner	President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 29, 2025
Carolyn Bonner

/s/ Larry Kaiser	Director	December 29, 2025
Dr. Larry Kaiser

/s/ Robert J. Ciaruffoli	Director	December 29, 2025
Robert J. Ciaruffoli

/s/ William L. Ashton	Director	December 29, 2025
William L. Ashton

/s/ Barry Fishman	Director	December 29, 2025
Barry Fishman

/s/ Sara R. May	Director	December 29, 2025
Dr. Sara R. May

/s/ Cathy McMorris Rodgers	Director	December 29, 2025
Hon. Cathy McMorris Rodgers

/s/ Ajay Raju	Director	December 29, 2025
Ajay Raju

/s/ Patrick J. Mahaffy	Director	December 29, 2025
Patrick J. Mahaffy

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this registration statement solely in the capacity of the duly authorized representative of Medicus Pharma Ltd. in the United States on December 29, 2025.

MEDICUS PHARMA, INC.
By:	/s/ Raza Bokhari
Name: Dr. Raza Bokhari Title: Chief Executive Officer